Exhibit 10.9

REIMBURSEMENT AGREEMENT

This Reimbursement Agreement (this “Agreement”) is made effective as of March [•], 2021, by and between Warburg Pincus Capital Corporation I—A, a Cayman Islands exempted company (the “Company”), and Warburg Pincus LLC (“WP”).

WHEREAS, the Company’s registration statement on Form S-1, File No. 333-253210 (the “Registration Statement”) for the Company’s initial public offering (the “Offering”) has been declared effective by the U.S. Securities and Exchange Commission; and

WHEREAS, in connection with the Company’s intended merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination, involving the Company and one or more businesses (a “Business Combination”), WP (together with certain of its affiliates, the “WP Entities”) may provide services to the Company in connection with the Company’s search for a Business Combination target.

NOW THEREFORE, IT IS AGREED:

1. Services. If any WP Entity, directly or indirectly, provides any advisory, monitoring, consulting, investment sourcing or other similar services to the Company and/or any of its subsidiaries not pursuant to a separate written agreement between such WP Entity and the Company or its subsidiaries from the time of the consummation of the Offering until the Termination Date (as defined below), the Company shall reimburse the applicable WP Entity for all reasonable and documented out-of-pocket expenses incurred by such WP Entity in respect of such services.

2. Indemnification. (i) The WP Entities and their respective current, former or future employees, directors, officers, partners, managers, agents, successors and assigns shall not be liable to the Company or any of its subsidiaries or affiliates for any loss, liability, damage or expense arising from or in connection with any such services, except to the extent a court of competent jurisdiction has determined by entry of a final and non-appealable judgment to have resulted by fraud or willful misconduct by a WP Entity and (ii) the Company shall, at its own cost and expense, defend, indemnify and hold harmless the WP Entities and their current, former and future employees, directors, officers, partners, managers, agents, successors and assigns (the “WP Entity Indemnitees”) from and against any and all claims against a WP Entity Indemnitee by the Company, its subsidiaries or any other person with respect to, or in any way related to, any such services and any and all losses, liabilities, damages or expenses (including reasonable attorneys’ fees) arising or resulting therefrom, except to the extent a court of competent jurisdiction has determined by entry of a final and non-appealable judgment to have resulted by fraud or willful misconduct by a WP Entity; provided, that in no event shall any WP Entity Indemnitee have any right or claim of any kind pursuant to this Section 1 in or to any monies held in the Company’s trust account established to hold the proceeds of the Offering. Each WP Entity Indemnitee is an express and intended third party beneficiary of this Section 2.

3. Termination. This Agreement shall terminate on the earlier of (i) the consummation by the Company of an initial Business Combination and (ii) the Company’s liquidation (in each case as described in the Registration Statement) (such earlier date, the “Termination Date”), except that Section 2 (Indemnification) shall survive any termination of this Agreement.

4. Miscellaneous.

4.1 This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

4.2 This Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by the parties hereto.

4.3 The parties may not assign this Agreement and any of their rights, interests, or obligations hereunder without the consent of the other party.

4.4 This Agreement shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of laws principles that will apply the laws of another jurisdiction.

4.5 This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have duly executed this Reimbursement Agreement as of the date first written above.

WARBURG PINCUS CAPITAL CORPORATION I—A

By:
Name:
Title:

WARBURG PINCUS LLC

By:
Name:
Title: